Ruanyun Edai Technology Inc.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

Certificate Number

Shares

PAR VALUE $0.0002
ORDINARY SHARES

CUSIP NO.: G7710T105

THIS CERTIFIES THAT

*** SPECIMEN ***

Is The Owner Of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE ORDINARY SHARES PAR VALUE OF $0.0002 EACH OF

RUANYUN EDAI TECHNOLOGY INC.

Transferable on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.


RUANYUN EDAI TECHNOLOGY INC.
Corporate
Seal
CAYMAN ISLANDS

YAN FU
Director and CEO

DATED:

Countersigned and Registered:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303 - 662 - 1112